Exhibit 99.1

Envestnet Reports First Quarter 2017 Financial Results

Chicago, IL — May 10, 2017 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for its first quarter ended March 31, 2017.

Key Financial Metrics	Three Months Ended March 31,		%
(in millions except per share data)	2017	2016	Change
GAAP:
Total Revenues	$157.8	$131.8	20%
Net Loss	(13.1)	(11.0)	n/m
Net Loss per Diluted Share	$(0.30)	$(0.26)	n/m
n/m = not meaningful

Non-GAAP:
Adjusted Revenues(1)	$157.8	$132.0	20%
Adjusted EBITDA(1)	25.8	19.2	35%
Adjusted Net Income(1)	11.5	7.8	48%
Adjusted Net Income per Diluted Share(1)	$0.25	$0.18	39%

“Envestnet is off to a solid start in 2017,” said Jud Bergman, Chairman and CEO. “We are focused on growing our business organically and gaining adoption of our unified wealth management technology, our fiduciary services, and our data aggregation and analytics offerings.”

“Our intelligent systems for wealth management and financial wellness, showcased at last week’s Advisor Summit, empower our enterprise and advisor partners to deliver better financial outcomes for their clients,” concluded Mr. Bergman.

Financial Results for the First Quarter of 2017 Compared to the First Quarter of 2016:

Total revenues increased 20% to $157.8 million for the first quarter of 2017 from $131.8 million for the first quarter of 2016. Asset-based revenues, which were 60% and 63% of total revenues for the first quarter of 2017 and 2016, respectively, increased 14% from the prior year period. Subscription and licensing revenues increased 33% from the prior year period.

Total operating expenses for the first quarter of 2017 increased 11% to $161.1 million from $144.6 million in the prior year period. Cost of revenues increased 23% to $49.2 million for the first quarter of 2017 from $40.2 million for the first quarter of 2016. Compensation and benefits increased 5% to $65.5 million for the first quarter of 2017 from $62.6 million for the prior year period. General and administration expenses increased 19% to $30.5 million for the first quarter of 2017 from $25.7 million for the prior year period.

Loss from operations was $3.4 million for the first quarter of 2017 compared to a loss of $12.8 million for the first quarter of 2016. Net loss attributable to Envestnet, Inc. was $13.1 million, or a loss of $0.30 per diluted share, for the first quarter of 2017 compared to loss of $11.0 million, or a loss of $0.26 per diluted share, for the first quarter of 2016.

Adjusted Revenues for the first quarter of 2017 increased 20% to $157.8 million from $132.0 for the prior year period. Adjusted EBITDA(1) for the first quarter of 2017 increased 35% to $25.8 million from $19.2 million for the prior year period. Adjusted Net Income(1) increased  48% for the first quarter of 2017 to $11.5 million from $7.8 million for the prior year period. Adjusted Net Income Per Share(1) was $0.25, compared to $0.18 in the first quarter of 2016.

Outlook

The Company provided the following outlook for the second quarter ended June 30, 2017 and full year ended December 31, 2017.

In Millions Except Adjusted EPS	2Q 2017			FY 2017
GAAP:
AUM/A revenue	$ 96.5	-	$ 97.0	-
Subscription and licensing revenue	57.8	-	58.8	-
Professional services and other revenue	8.5	-	9.0	-
Revenues	$162.8	-	$164.8	$654 - $663

Cost of revenues	$ 53.0	-	$ 53.5	-
Net Income		-		-

Diluted shares outstanding		46.0		-
Net Income per Diluted Share		-		-

Non-GAAP:
Adjusted Revenues(1)	$163.0	-	$165.0	$655 - $664
Adjusted EBITDA(1)	$ 27.5	-	$ 28.5	$122 - $127
Adjusted Net Income per Diluted Share(1)		$0.27		-

Included in the second quarter and full year 2017 adjusted revenue guidance is an expected deferred revenue fair value adjustment of approximately $0.2 million and $0.8 million, respectively. The Company does not forecast net income or net income per share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss first quarter 2017 financial results today at 5:00 p.m. ET. The live webcast can be accessed from Envestnet’s investor relations website at http://ir.envestnet.com/. The call can also be accessed live over the phone by dialing (888) 438-5519, or for international callers (719) 325-2328. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 8105840.  The dial-in replay will be available for one week and the webcast replay will be available for one month following the date of the conference call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of intelligent systems for wealth management and financial wellness. Envestnet’s unified technology enhances advisor productivity and strengthens the wealth management process. Envestnet empowers enterprises and advisors to more fully understand their clients and deliver better outcomes.

Envestnet enables financial advisors to better manage client outcomes and strengthen their practices. Institutional-quality research and advanced portfolio solutions are provided through Envestnet | PMC, our Portfolio Management Consultants group. Envestnet | Yodlee is a leading data aggregation and data analytics platform powering dynamic, cloud-based innovation for digital financial services. Envestnet | Tamarac provides leading rebalancing, reporting, and practice management software for advisors. Envestnet | Retirement Solutions provides an integrated platform that combines leading practice management technology, research, data aggregation, and fiduciary managed account solutions.

More than 55,000 advisors and 2,500 companies including: 16 of the 20 largest U.S. banks, 38 of the 50 largest wealth management and brokerage firms, over 500 of the largest Registered Investment Advisers, and hundreds of Internet services companies, leverage Envestnet technology and services. Envestnet solutions enhance knowledge of the client, accelerate client on-boarding, improve client digital experiences, and help drive better outcomes for enterprises, advisors, and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted revenues” exclude the effect of purchase accounting on the fair value of acquired deferred revenue.  Under United States generally accepted accounting principles (GAAP), we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired.  Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities.

“Adjusted EBITDA” represents net income before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration, litigation related expense, foreign currency and related hedging activity, non-income tax expense adjustment, loss allocation from equity method investment and loss attributable to non-controlling interest.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, accretion on contingent consideration, non-cash interest expense, non-cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles, fair market value adjustment on contingent consideration, litigation related expense, foreign currency and related hedging activity, non-income tax expense adjustment, loss allocation from equity method investment and loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. “Adjusted net income per diluted share” represents adjusted net income divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures on pages 8 and 9 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s (the “Company”) expected financial performance and outlook for the second quarter and full year of 2017, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements.  Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, potential exposure to state and local non-income tax obligations, the Company’s ability to remediate material weaknesses in internal controls over financial reporting and associated costs, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial services industry, the impact of market and economic conditions on revenues, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the Company’s ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market conditions on the Company’s ability to issue additional debt and equity to fund acquisitions, compliance failures, regulatory or third-party actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic conditions, political and regulatory conditions,  the impact of fluctuations in interest rates on the Company’s business,  ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytic solutions and market research services and premium FinApps, the results of our investments in research and development, our data center and other infrastructure, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, our ability to retain and hire necessary employees and appropriately staff our operations, in particular our India operations, and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of May 10, 2017 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$39,479	$52,592
Fees and other receivables, net	44,731	44,268
Prepaid expenses and other current assets	20,156	16,224
Total current assets	104,366	113,084

Property and equipment, net	33,540	33,000
Internally developed software, net	15,792	14,860
Intangible assets, net	254,973	265,558
Goodwill	432,339	431,936
Other non-current assets	13,135	13,963
Total assets	$854,145	$872,401

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$79,272	$87,763
Accounts payable	12,618	11,480
Current portion of debt	60,221	37,926
Contingent consideration	—	2,286
Deferred revenue	19,591	16,499
Total current liabilities	171,702	155,954

Convertible Notes	154,146	152,575
Term Notes	70,448	100,409
Contingent consideration	2,700	2,582
Deferred revenue	15,170	15,643
Deferred rent and lease incentive	12,327	12,060
Deferred tax liabilities, net	8,239	5,555
Other non-current liabilities	14,614	13,436
Total liabilities	449,346	458,214

Redeemable units in ERS	900	900

Equity:
Stockholders’ equity	403,501	412,889
Non-controlling interest	398	398
Total liabilities and equity	$854,145	$872,401

Envestnet, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended
	March 31,
	2017	2016

Revenues:
Assets under management or administration	$94,162	$82,871
Subscription and licensing	57,910	43,620
Professional services and other	5,714	5,330
Total revenues	157,786	131,821

Operating expenses:
Cost of revenues	49,226	40,158
Compensation and benefits	65,532	62,616
General and administration	30,547	25,727
Depreciation and amortization	15,835	16,080
Total operating expenses	161,140	144,581
Loss from operations	(3,354)	(12,760)
Other expense, net	(5,483)	(3,949)
Loss before income tax provision	(8,837)	(16,709)
Income tax provision (benefit)	4,298	(5,716)
Net loss	(13,135)	(10,993)
Add: Net loss attributable to non-controlling interest	—	—
Net loss attributable to Envestnet, Inc.	$(13,135)	$(10,993)

Net loss per share attributable to Envestnet, Inc.:

Basic	$(0.30)	$(0.26)

Diluted	$(0.30)	$(0.26)

Weighted average common shares outstanding:
Basic	43,362,037	42,506,557

Diluted	43,362,037	42,506,557

Envestnet, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2017	2016
OPERATING ACTIVITIES:
Net loss	$(13,135)	$(10,993)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,835	16,080
Deferred rent and lease incentive	182	(171)
Provision for doubtful accounts	82	23
Deferred income taxes	2,684	3,599
Stock-based compensation expense	7,458	11,615
Non-cash interest expense	3,522	2,013
Accretion on contingent consideration and purchase liability	156	62
Fair market value adjustment on contingent consideration	—	50
Loss allocation from equity method investment	285	—
Changes in operating assets and liabilities, net of acquisitions:
Fees and other receivables	(545)	11,278
Prepaid expenses and other current assets	(3,932)	(9,780)
Other non-current assets	543	(1,556)
Accrued expenses and other liabilities	(8,758)	(11,335)
Accounts payable	865	32
Deferred revenue	2,619	2,181
Other non-current liabilities	1,140	418
Net cash provided by operating activities	9,001	13,516

INVESTING ACTIVITIES:
Purchase of property and equipment	(4,007)	(1,811)
Capitalization of internally developed software	(2,091)	(1,388)
Purchase of ERS units	—	(1,500)
Acquisition of businesses, net of cash acquired	—	(18,125)
Net cash used in investing activities	(6,098)	(22,824)

FINANCING ACTIVITIES:
Proceeds from borrowings on revolving credit facility	25,000	15,000
Payments on revolving credit facility	—	(13,000)
Payments of contingent consideration	(2,286)	—
Payments of definite consideration	(445)	—
Payment of Term Notes	(33,862)	(2,000)
Proceeds from exercise of stock options	1,900	1,207
Purchase of treasury stock for stock-based minimum tax withholdings	(6,650)	(7,071)
Issuance of restricted stock	3	4
Net cash used in financing activities	(16,340)	(5,860)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	324	—

DECREASE IN CASH AND CASH EQUIVALENTS	(13,113)	(15,168)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	52,592	51,718

CASH AND CASH EQUIVALENTS, END OF PERIOD	$39,479	$36,550

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended
	March 31,
	2017	2016

Revenues	$157,786	$131,821
Deferred revenue fair value adjustment	53	211
Adjusted revenues	$157,839	$132,032

Net loss	$(13,135)	$(10,993)
Add (deduct):
Deferred revenue fair value adjustment	53	211
Interest income	(21)	(14)
Interest expense	4,936	4,092
Accretion on contingent consideration and purchase liability	156	62
Income tax provision (benefit)	4,298	(5,716)
Depreciation and amortization	15,835	16,080
Non-cash compensation expense	7,458	11,491
Restructuring charges and transaction costs	3,378	2,329
Severance	325	627
Fair market value adjustment on contingent consideration	—	50
Litigation related expense	981	499
Foreign currency and related hedging activity	290	(162)
Non-income tax expense adjustment	749	—
Loss allocation from equity method investment	285	43
Loss attributable to non-controlling interest	250	594
Adjusted EBITDA	$25,838	$19,193

Net loss	$(13,135)	$(10,993)
Income tax provision (benefit) (1)	4,298	(5,716)
Loss before income tax provision	$(8,837)	$(16,709)
Add (deduct):
Deferred revenue fair value adjustment	53	211
Accretion on contingent consideration and purchase liability	156	62
Non-cash interest expense	3,522	2,013
Non-cash compensation expense	7,458	11,491
Restructuring charges and transaction costs	3,378	2,329
Severance	325	627
Amortization of acquired intangibles	10,585	11,926
Fair market value adjustment on contingent consideration	—	50
Litigation related expense	981	499
Foreign currency and related hedging activity	290	(162)
Non-income tax expense adjustment	749	—
Loss allocation from equity method investment	285	43
Loss attributable to non-controlling interest	250	594
Adjusted net income before income tax effect	19,195	12,974
Income tax effect (2)	(7,678)	(5,190)
Adjusted net income	$11,517	$7,784

Basic number of weighted-average shares outstanding	43,362,037	42,506,557
Effect of dilutive shares:
Options to purchase common stock	1,744,020	1,209,397
Unvested restricted stock units	582,641	76,357
Diluted number of weighted-average shares outstanding	45,688,698	43,792,311

Adjusted net income per share - diluted	$0.25	$0.18

(1) For the three months ended March 31, 2017 and 2016, the effective tax (benefit) rate computed in accordance with US GAAP equaled 48.6% and (34.2%), respectively.

(2) An estimated normalized effective tax rate of 40% has been used to compute adjusted net income.

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

Segment Information

(in thousands)

(unaudited)

	For the Three Months Ended March 31, 2017
	Envestnet	Envestnet | Yodlee	Non-Segment	Total

Revenues	$121,318	$36,468	$—	$157,786
Deferred revenue fair value adjustment	29	24	—	53
Adjusted revenues	$121,347	$36,492	$—	$157,839

Income (loss) from operations	$13,511	$(7,708)	$(9,157)	$(3,354)
Add (deduct):
Deferred revenue fair value adjustment	29	24	—	53
Accretion on contingent consideration and purchase liability	156	—	—	156
Depreciation and amortization	6,421	9,414	—	15,835
Non-cash compensation expense	3,674	2,741	1,043	7,458
Restructuring charges and transaction costs	95	—	3,283	3,378
Non-income tax expense adjustment	749	—	—	749
Severance	116	209	—	325
Fair market value adjustment on contingent consideration	—	—	—	—
Litigation related expense	—	981	—	981
Other loss	—	—	7	7
Loss attributable to non-controlling interest	250	—	—	250
Adjusted EBITDA	$25,001	$5,661	$(4,824)	$25,838

	For the Three Months Ended March 31, 2016
	Envestnet	Envestnet | Yodlee	Non-Segment	Total

Revenues	$103,190	$28,631	$—	$131,821
Deferred revenue fair value adjustment	(11)	222	—	211
Adjusted revenues	$103,179	$28,853	$—	$132,032

Income (loss) from operations	$9,574	$(14,041)	$(8,293)	$(12,760)
Add (deduct):
Deferred revenue fair value adjustment	(11)	222	—	211
Accretion on contingent consideration and purchase liability	62	—	—	62
Depreciation and amortization	6,065	10,015	—	16,080
Non-cash compensation expense	3,215	6,025	2,251	11,491
Restructuring charges and transaction costs	87	4	2,238	2,329
Severance	—	309	318	627
Fair market value adjustment on contingent consideration	—	—	50	50
Litigation related expense	—	499	—	499
Other loss	—	—	10	10
Loss attributable to non-controlling interest	594	—	—	594
Adjusted EBITDA	$19,586	$3,033	$(3,426)	$19,193

Envestnet, Inc.

Historical Assets, Accounts and Advisors

(in millions, except accounts and advisors)

(unaudited)

	As of
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017

Platform Assets
Assets Under Management (AUM)	$95,489	$96,700	$101,924	$105,178	$113,544
Assets Under Administration (AUA)	207,537	220,690	231,831	241,682	248,445
Subtotal AUM/A	303,026	317,390	333,755	346,860	361,989
Licensing	576,988	685,952	721,690	748,125	763,372
Total Platform Assets	$880,014	$1,003,342	$1,055,445	$1,094,985	$1,125,361

Platform Accounts
AUM	498,449	503,147	519,717	545,130	574,132
AUA	904,373	935,870	961,590	994,583	986,554
Subtotal AUM/A	1,402,822	1,439,017	1,481,307	1,539,713	1,560,686
Licensing	2,237,427	4,304,645	4,394,670	4,558,883	4,263,002
Total Platform Accounts	3,640,249	5,743,662	5,875,977	6,098,596	5,823,688

Advisors
AUM/A	35,718	35,067	35,861	36,483	36,985
Licensing	13,675	16,081	16,191	17,852	18,159
Total Advisors	49,393	51,148	52,052	54,335	55,144

The following tables summarize the changes in AUM and AUA for the three months ended March 31, 2017:

In Millions Except Accounts	12/31/2016	Gross Sales	Redemptions	Net Flows	Market Impact	Reclass to Licensing	3/31/2017

Assets under Management (AUM)	$105,178	$11,838	$(7,489)	$4,349	$4,017	$—	$113,544
Assets under Administration (AUA)	241,682	19,483	(16,718)	2,765	8,889	(4,891)	248,445
Total AUM/A	$346,860	$31,321	$(24,207)	$7,114	$12,906	$(4,891)	$361,989

Fee-Based Accounts	1,539,713			43,737		(22,764)	1,560,686

The above AUM/A gross sales figures include $0.3 billion in new client conversions. The Company onboarded an additional $13.3 billion in licensing conversions during the first quarter, bringing total conversions for the quarter to $13.6 billion.